Exhibit 10.22(k)

THIS DOCUMENT WAS

PREPARED BY, AND AFTER RECORDING,

RETURN TO:

Katten Muchin Rosenman LLP

525 W. Monroe

Chicago, Illinois 60661

Attention: Claudia Duncan, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

THE OBLIGATIONS SECURED BY THIS DEED OF TRUST INCLUDE REVOLVING CREDIT OBLIGATIONS THAT PERMIT BORROWING, REPAYMENT AND REBORROWING.  THIS DEED OF TRUST SECURES ONE OR MORE VARIABLE RATE PROMISSORY NOTES WHICH VARY IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

This document is intended to be recorded in the

Official Records of Los Angeles County, California.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING

made by

FLEISCHMANN’S VINEGAR COMPANY, INC., a Delaware corporation, as Grantor,

to

MARANON CAPITAL, L.P., a Delaware limited partnership,

as Agent for the Lenders described herein,

as the Beneficiary

ATTENTION COUNTY RECORDER:  THIS DEED OF TRUST IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 9502 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.  PORTIONS OF THE GOODS COMPRISING A PART OF THE PROPERTY ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO.  THIS DEED OF TRUST IS TO BE FILED FOR RECORD IN THE OFFICIAL RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT COVERING FIXTURES.  THE ADDRESSES OF GRANTOR (DEBTOR) AND AGENT (SECURED PARTY) ARE SPECIFIED IN THE FIRST PARAGRAPH ON PAGE 1 OF THIS DEED OF TRUST.

122925319

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Deed of Trust”), is dated as of December 19, 2016, by FLEISCHMANN’S VINEGAR COMPANY, INC., a Delaware corporation (“Grantor”), whose address for notice hereunder is 12604 Hiddencreek Way, Suite A, Cerritos, California 90703, Attention: Chief Financial Officer,  to FIDELITY NATIONAL TITLE INSURANCE COMPANY (the “Trustee”), whose address is 601 Riverside Avenue, Jacksonville, FL 32204, for the benefit of MARANON CAPITAL, L.P., a Delaware limited partnership (“Maranon”), in its capacity as agent on behalf of the Lenders (as defined below; Maranon acting in such capacity, together with any successors or assigns in such capacity, is referred to herein as “Beneficiary” or “Agent”), whose address for notices is 303 West Madison Street, Suite 2500, Chicago, Illinois 60606, Attention: Chief Financial Officer.

RECITALS:

A.       Subject to the terms and conditions of that certain Credit Agreement dated as of October 3, 2016 (as  amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor and certain affiliates of Grantor,  as borrowers (collectively, “Borrowers”), and Maranon,  as agent for certain financial institutions, funds and other investors who are or hereafter become parties to such Credit Agreement from time to time as lenders (such lender parties are, collectively, the “Lenders”), Lenders have agreed to make available to Borrowers certain loans, including a revolving credit facility (including a letter of credit sub facility) in a principal amount not to exceed $15,000,000.00 at any time outstanding (as such amount may be adjusted, if at all, from time to time in accordance with the Credit Agreement) (collectively, the “Revolving Loans”) and a term loan facility in the original principal amount of $130,000,000.00 (the “Term Loans”; the Term Loans and the Revolving Loans are, together, the “Loans”).  All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement.   The Revolving Loans are evidenced by the Credit Agreement and may be further evidenced by certain Revolving Notes made by Borrowers (which notes, together with all notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to as the “Revolving Notes”), and the Term Loans are evidenced by the Credit Agreement and may be evidenced by certain Term Notes made by Borrowers (which notes, together with all notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to as the “Term Notes”; the Revolving Notes and the Term Notes, collectively with all notes issued in substitution or exchange therefor and all amendments thereto, are referred to as the “Notes”).  The Credit Agreement and Notes provide for certain payments as set forth therein and in the Credit Agreement with the balances thereof due and payable at such times and in such amounts specified in the Credit Agreement and in no event later than October 3, 2022 (such final outside maturity date of all Loans pursuant to the Credit Agreement is referred to herein as the “Maturity Date”).  EACH NOTE PROVIDES FOR A VARIABLE RATE OF INTEREST WHICH VARIES WITH CHANGES IN THE BASE RATE OR THE LIBOR RATE IN ACCORDANCE WITH THE PROVISIONS OF SUCH NOTE AND THE CREDIT AGREEMENT.  Grantor hereby acknowledges receipt of a copy of this Deed of Trust, together with a copy of each promissory note secured hereby.

B.       As a Borrower, Grantor will directly benefit from Lenders making the Loans to Borrowers and the provision of extensions of credit and other accommodations provided for in the Credit Agreement, and has therefore agreed to execute and deliver this Deed of Trust to Agent upon the terms and conditions set forth herein to secure the prompt payment and performance of all Obligations of Borrowers, subject to the terms and conditions set forth in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, for the premises considered, Grantor covenants and agrees with Beneficiary and Trustee as follows:

ARTICLE 1

DEFINITIONS

Section 1.1   Definitions.  As used herein, the following terms shall have the following meanings:

“Default Rate” means the rate of interest set forth in Section 1.2(d) of the Credit Agreement.

“Secured Obligations” means

(i)        the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, including without limitation, all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding, and including interest rate increases or decreases, maturity date extensions, and payment modifications (including deferrals or accelerations of principal or interest)),  fees, costs and indemnities) of Grantor to the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, each Loan Document, if any, to which Grantor is a party (regardless of whether each such Loan Document is now in existence or hereafter arising) and the due performance and compliance by Grantor with all of the terms, conditions and agreements contained in each such Loan Document;

(ii)       any and all sums advanced by the Agent in order to preserve the Trust Estate or preserve its lien and security interest in the Trust Estate;

(iii)      in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Grantor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Trust Estate, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iv)       all amounts paid by any Indemnitee (as hereinafter defined) as to which such Indemnitee has the right to reimbursement under Section 8.16 of this Deed of Trust; and

(v)       all amounts owing to the Agent pursuant to any of the Loan Documents in its capacity as such;

it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Deed of Trust or extended from time to time after the date of this Deed of Trust.

Notwithstanding the above or anything in this Deed of Trust to the contrary, however, this Deed of Trust shall not secure (i) any separate environmental indemnity agreement given or executed in connection with the Loans, and (ii) any separate guaranty agreement given or executed in connection with the Loans, or (iii) any other Loan Document that specifically states that it is not secured by this Deed of Trust.

“Trust Estate” means (1) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, appliances, equipment (as such term is defined in the UCC), fixtures, apparatus and other items of personal property now owned or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letter-of-credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Trust Estate, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Trust Estate (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts (including accounts holding security deposits) maintained by Grantor with respect to the Trust Estate, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Trust Estate, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Trust Estate (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Trust Estate (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights‑of‑way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies (regardless of whether required by Beneficiary), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights relating to all or any part of the Trust Estate, (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty and (15) all improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Estate, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Land, and all conversions of the security constituted thereby (the “After Acquired Property Interests”).  As used in this Deed of Trust, the term “Trust Estate” shall mean all or, where the context permits or requires, any portion of the above or any interest therein, wherever located.

“UCC”  means the Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further,  however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

ARTICLE 2

GRANT

Section 2.1   Grant.  To secure the full and timely payment and performance of the Secured Obligations, Grantor hereby irrevocably GIVES, GRANTS,

WARRANTS, BARGAINS, SELLS, ASSIGNS and CONVEYS to Trustee for the benefit of Beneficiary the Trust Estate, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD, IN TRUST, WITH POWER OF SALE and right of entry and possession,  and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Estate unto Trustee for and on behalf of Beneficiary.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1   Title to Trust Estate and Lien of This Instrument.  Grantor has good and marketable title to the Trust Estate free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Trust Estate.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Trust Estate.

Section 3.2   First Lien Status.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Trust Estate,  Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

Section 3.3   Payment and Performance.  Grantor shall pay the Secured Obligations when due under the Loan Documents and shall perform the Secured Obligations in full when they are required to be performed.

Section 3.4   Replacement of Fixtures and Personalty.   Except as permitted by the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures, Personalty or any equipment necessary for Grantor’s operations to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.  Grantor shall not incorporate into the Trust Estate any item of personalty, fixtures or other property that is not owned by Grantor free and clear of all liens or security interests except the liens and security interests in favor of Beneficiary created by the Loan Documents.

Section 3.5   Maintenance of Rights of Way, Easements and Licenses.  Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Trust Estate and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Trust Estate.  Grantor shall comply with all restrictive covenants affecting the Trust Estate, and all zoning ordinances and other public or private restrictions as to the use of the Trust Estate.  Grantor shall not demolish any Improvements or alter them in any manner that substantially decreases the value thereof.

Section 3.6   Inspection.  Grantor shall permit Trustee, Beneficiary, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Trust Estate and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies will be conducted during normal business hours and shall not materially interfere with the use and operation of the Trust Estate.

Section 3.7   Reserved.

Section 3.8   Condemnation Awards and Insurance Proceeds.

(a)       Condemnation Awards.  All awards and compensation for any condemnation or other taking, or any purchase in lieu thereof shall be subject to the terms and conditions set forth in the Credit Agreement.  Notwithstanding anything contained herein to the contrary, Beneficiary may, in its sole discretion, elect to (i) apply the net proceeds of any condemnation award (after deduction of Beneficiary's reasonable costs and expenses, if any, in collecting the same) in reduction of the Secured Obligations in such order and manner as Beneficiary may elect, whether due or not, or (ii) make the proceeds available to Grantor for the restoration or repair of the Trust Estate.  Any implied covenant in this Deed of Trust restricting the right of Beneficiary to make such an election is waived by Grantor.  In addition, Grantor hereby waives the provisions of any law prohibiting Beneficiary from making such an election, including, without limitation, the provisions of California Code of Civil Procedure (“CCCP”) commencing with Section 1265.210.

(b)       Insurance Proceeds.  All proceeds of any insurance policies insuring against loss or damage to the Trust Estate shall be payable to such parties and in such manner as set forth in the Credit Agreement.

Section 3.9   Insurance.  Grantor shall maintain or cause to be maintained, insurance with respect to the Trust Estate in accordance the Credit Agreement, provided, however, that Grantor shall not be required to obtain hazard insurance coverage against risks to improvements in an amount exceeding the replacement value of the improvements.   Grantor shall purchase a Federal Emergency Management Agency Standard Flood Hazard Determination Form for the Trust Estate, and if any portion of the Improvements is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then Grantor shall maintain, or cause to be maintained, flood insurance in an amount as required by law and reasonably satisfactory to Beneficiary and in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended from time to time.

Unless Grantor provides Beneficiary with evidence of the insurance coverage required hereunder and under the Credit Agreement, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interests in the collateral. This insurance may, but need not, protect Grantor’s interests. The coverage that Beneficiary purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the collateral. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Grantor has obtained insurance as required hereunder and under the Credit Agreement. If Beneficiary purchases insurance for the collateral, Grantor will be responsible for the costs of that insurance, including interest and any other charges Beneficiary may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total outstanding balance, obligation or indebtedness secured by this Deed of Trust. The costs of the insurance may be more than the cost of insurance Grantor may be able to obtain on Grantor’s own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

Section 3.10   Transfer or Encumbrance of the Trust Estate.  Grantor shall not, except as and to the extent permitted in the Credit Agreement, sell, convey, alienate, mortgage, encumber, pledge, lease or otherwise transfer the Trust Estate or any part thereof, or permit the Trust Estate or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged, leased or otherwise transferred.

Section 3.11   After Acquired Property Interests.  All After Acquired Property Interests, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by Grantor, shall become subject to the Lien of this Deed of Trust (as provided in the granting clauses hereof) as fully and completely, and with the same effect, as though owned by Grantor on the date hereof and specifically described in the granting clauses hereof.  Grantor shall execute and deliver to Beneficiary all such other assurances, deeds of trust, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the Lien of this Deed of Trust.  Grantor hereby irrevocably authorizes and appoints Beneficiary as the agent and attorney-in-fact of Grantor to, following the occurrence and during the continuance of an Event of Default, execute all such documents and instruments on behalf of Grantor, which appointment shall be irrevocable and coupled with an interest.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1   Remedies.  Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Beneficiary, as Agent for the benefit of the Lenders, may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)       Acceleration.  Declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)       Entry on Trust Estate.  Enter the Trust Estate and take exclusive possession thereof and of all books, records and accounts relating thereto.  If Grantor remains in possession of the Trust Estate after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)       Operation of Trust Estate.  Hold, lease, develop, manage, operate or otherwise use the Trust Estate upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 4.7.

(d)       Foreclosure and Sale.  Foreclose upon the Land, Improvements and Fixtures judicially or non-judicially, and sell or offer for sale the Trust Estate, in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder, for cash, at public auction.  Such foreclosure, sale and notice thereof shall be made by accomplishing all or any of the aforesaid in such manner as permitted or required by the laws of the state in which the Land is located or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent amendments or enactments relating to same.  If the Land is situated in more than one county, all required notices shall be given in each such county, and such notices shall designate the county in which the Trust Estate will be sold.  The affidavit of any person having knowledge of the facts to the effect that notice was properly given shall be prima facie evidence of such fact.  At any such sale (a) whether made under the power herein contained, the aforesaid laws of the state in which the Land is located, the UCC, any other requirement of applicable law or governmental regulation or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have been physically present on, or to have constructive possession of, the Trust Estate (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Estate not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to the purchaser at such sale, (b) each instrument of conveyance executed by Trustee shall contain a warranty of title as allowed by the laws of the state in which the Land is located, binding upon Grantor, (c) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, non-payment of the Secured Obligations, advertisement and conduct of such sale in the manner provided therein and otherwise by law, and appointment of any successor Trustee hereunder, (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (e) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, (f) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Trust Estate sold, and such sale shall be a perpetual bar, both at law and in equity, against Grantor and against any and all other persons claiming or to claim the Trust Estate sold or any part thereof, by, through or under Grantor, and (g) to the extent and under such circumstances as are permitted by law, Beneficiary and any entity related by ownership or control to Beneficiary may be a purchaser at any such sale.

(e)       Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Estate for the repayment of the Secured Obligations, the appointment of a receiver of the Trust Estate, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Estate upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)       Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Loans either before, during or after any proceeding to enforce this Deed of Trust).

Section 4.2   Separate Sales.  Subject to the provisions of Section 4.1(d), the Trust Estate may be sold in one or more parcels and in such manner and order as Trustee, in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Agreement and the other Loan Documents, or against the Trust Estate, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Trustee or Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Estate, any part of the Trust Estate without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first priority lien and security interest in and to the Trust Estate.  For payment of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Estate from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary’s or Trustee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation, including, without limitation, as provided by California Civil Code Sections 2899 and 3433.

Section 4.6   Discontinuance of Proceedings.  If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Trust Estate and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7   Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Estate, shall be applied by Beneficiary (or the receiver, if one is appointed) in accordance with, an in any order of priority set forth in, the Credit Agreement, or as otherwise permitted under the other Loan Documents or applicable law.

Section 4.8   Occupancy After Foreclosure.  The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Trust Estate.  All occupants of the Trust Estate shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Trust Estate other than the statutory action of forcible detainer in any justice court having jurisdiction over the Trust Estate.

Section 4.9   Additional Advances and Disbursements; Costs of Enforcement.

(a)       Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate or other applicable rate of interest pursuant to the Credit Agreement,  and shall be secured by this Deed of Trust.

(b)       Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.  In addition to the foregoing award of attorneys’ fees and costs, Beneficiary shall be entitled to its reasonable attorneys’ fees, expenses and costs incurred in any post-judgment proceedings to collect or enforce any judgment or order relating to this Deed of Trust and shall survive the merger of this provision into any judgment.

Section 4.10   No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Estate, to obligate Beneficiary or Trustee to lease the Trust Estate or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1   Assignment.  Grantor hereby absolutely grants and assigns to Beneficiary the Leases and Rents.  Nevertheless, subject to the terms of this Section 5.1,  Beneficiary grants to Grantor a revocable license to operate and manage the Leases and Rents and to collect the Rents.  Upon the occurrence and during the continuance of an Event of Default, without need for notice or demand to Grantor, the license granted to Grantor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Leases and Rents, whether or not Beneficiary enters upon or takes control of the Leases and Rents.  Additionally, upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled to: (a) notify any person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Trust Estate; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Trust Estate; (e) lease all or any part of the Trust Estate; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.  Grantor hereby irrevocably authorizes and directs each tenant under any Lease to rely upon any written notice of the existence of an Event of Default sent by Beneficiary to any such tenant, and thereafter to pay Rents to Beneficiary, without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Grantor, who shall have no right or claim against any such tenant for any such Rents so paid to Beneficiary.

Section 5.2   No Merger of Estates.  So long as any part of the Secured Obligations remain unpaid and undischarged, the fee and leasehold estates to the Trust Estate shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor,  Beneficiary, any lessee or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1   Security Interest.  This Deed of Trust constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law with respect to the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and all other Trust Estate which is personal property under the UCC.  To this end, Grantor grants to  Trustee and Beneficiary, for the benefit of the Agent and the Lenders, a security interest in the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and all other Trust Estate which is personal property to secure the payment and performance of the Secured Obligations and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and other Trust Estate which is personal property sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 6.2   Financing Statements.  Grantor hereby irrevocably authorizes Beneficiary at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Trust Estate, without the signature of Grantor where permitted by law.  Grantor agrees to furnish Beneficiary, promptly upon request, with any information required by Beneficiary to complete such financing or continuation statements.  If Beneficiary has filed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Grantor ratifies and confirms its authorization of all such filings.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Beneficiary, and agrees that it will not do so without Beneficiary’s prior written consent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.  Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such additional financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3   Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” within the meaning of the UCC and all other applicable provisions of the UCC against all of the Trust Estate which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust. The name of the record owner of the real property on which goods are or are to become fixtures FLEISCHMANN’S VINEGAR COMPANY, INC..  Grantor’s Delaware organizational identification number is on file with Beneficiary.  A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section 6.3.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.1   Trustee Liability.  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise. From time to time upon written request of Beneficiary and presentation of this Deed of Trust for endorsement and without affecting the personal liability of any person for payment of the indebtedness secured hereby or performance of the Secured Obligations, Trustee may, without liability therefor and without notice, (i) reconvey all or any part of the Trust Estate; (ii) consent to the making of any map or plat thereof; (iii) join in granting any easement thereon; (iv) join in any declaration of covenants and restrictions; or (v) join in any extension agreement or any agreement subordinating the lien or charge hereof.  Trustee or Beneficiary may from time to time apply in any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and, following an Event of Default, the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of such trusts and the enforcement of such remedies.  Trustee has no obligation to notify any party of any pending sale or any action or proceeding unless held or commenced and maintained by Trustee under this Deed of Trust.  Grantor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the enforcement of the trusts created hereunder, including reasonable attorneys’ fees.  Grantor shall indemnify Trustee and Beneficiary against all losses, claims, demands and liabilities which either may incur, suffer or sustain in the execution of the trusts created hereunder or in the performance of any act required or permitted hereunder or by law, except to the extent arising out of Trustee’s and Beneficiary’s gross negligence or willful misconduct. From time to time, by a writing signed by Beneficiary,  Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor, with the same effect as if originally named Trustee herein.

ARTICLE 8

MISCELLANEOUS

Section 8.1   Notices.  Any notice required or permitted to be given under this Deed of Trust shall be in writing and given in the manner set forth in the Credit Agreement.

Section 8.2   Covenants Running with the Land.  All Secured Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Trust Estate.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Estate (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Trust Estate).  All persons or entities who may have or acquire an interest in the Trust Estate shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3   Attorney-in-Fact.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney‑in‑fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however:  (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2)  any sums advanced by Beneficiary in such performance shall be added to and included in the Secured Obligations and shall bear interest at the Default Rate or other applicable rate of interest pursuant to the Credit Agreement; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 8.4   Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 8.5   No Waiver.  Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6   Subrogation.  To the extent proceeds of the Loans have been used to extinguish, extend or renew any indebtedness against the Trust Estate, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Trust Estate and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 8.7   Conflicts.  If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.  If any conflict or inconsistency exists between this Deed of Trust and any of the Notes, the Notes shall govern.

Section 8.8   Release.   Upon payment in full and performance of all of the Secured Obligations, and otherwise in accordance with the terms, conditions and provisions set forth in Section 9.20 of the Credit Agreement, Beneficiary shall deliver to Grantor a written release or satisfaction of this Deed of Trust (without recourse and without representation and warranty).  Grantor shall pay Beneficiary’s reasonable costs incurred in connection with same.

Section 8.9   Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Secured Obligations or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

Section 8.10   Obligations of Grantor, Joint and Several.  If more than one person or entity has executed this Deed of Trust as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.11   Governing Law.  THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED.  ALL OTHER PROVISIONS OF THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 8.12   Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.13   Severability.  If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 8.14   Counterparts.  This Deed of Trust may be executed in counterparts, all of which counterparts together shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

Section 8.15   Entire Agreement.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 8.16   Indemnity and Expenses

(a)       Grantor agrees to indemnify, reimburse and hold the Trustee, Beneficiary, each other Lender and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.16 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements

(including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.16 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Trust Estate (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.16 for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, Grantor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify Grantor of any such assertion of which such Indemnitee has knowledge.

(b)       Without limiting the application of Section 8.16(a) hereof, Grantor agrees  to pay or reimburse the Beneficiary and the Trustee for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Beneficiary’s Liens on, and security interest in, the Trust Estate, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Trust Estate, premiums for insurance with respect to the Trust Estate and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Trust Estate and the Beneficiary’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Trust Estate.

(c)       Without limiting the application of Section 8.16(a) or 8.16(b) hereof, Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Grantor in this Deed of Trust or in any writing contemplated by or made or delivered pursuant to or in connection with this Deed of Trust.  If and to the extent that the obligations of Grantor under this Section 8.16 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)       Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Trust Estate.  The indemnity obligations of Grantor contained in this Section 8.16 shall continue in full force and effect notwithstanding the full payment of all of the other Secured Obligations.

Section 8.17   Reduction of Secured Amount.  In the event that the maximum principal amount secured by this Deed of Trust is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that Grantor or any other Credit Party repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations.  So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Deed of Trust.

Section 8.18   Future Advances.  This Deed of Trust is given to secure the Secured Obligations and shall secure not only presently existing Secured Obligations under the Loan Documents but also any and all other Secured Obligations which may hereafter be owing by Grantor to the Lenders under the Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.  The Lien of this Deed of Trust shall be valid as to all Secured Obligations secured hereby, including future advances, from the time of the original recording of the original Deed of Trust for record in the recorder’s office of the county in which the Trust Estate is located.  To the maximum extent permitted by law, this Deed of Trust is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto.  Although this Deed of Trust is given to secure all future advances made by Beneficiary and the other Lenders to or for the benefit of Grantor or the Trust Estate, whether obligatory or optional, Grantor and Beneficiary hereby acknowledge and agree that Beneficiary and the other Lenders are obligated by the terms of the Loan Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Loan Documents.

Section 8.19   WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, GRANTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS.  GRANTOR AND BENEFICIARY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  GRANTOR AND BENEFICIARY EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 8.20   Local Law Provisions.  In the event of any conflict between the terms and provisions of any other sections or this Deed of Trust and this Section 8.20, the terms and provisions of this Section 8.20 shall govern and control.

(a)       Continuing Lien.  In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Trust Estate, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Trust Estate unimpaired and without loss of priority.

(b)       Power of Sale.  Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the Note, the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.

(1)       Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Grantor such notice of default as may then be required by law and by this Deed of Trust.  Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said notice of sale, either as whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale.  If Beneficiary purchases the Trust Estate at the foreclosure sale, Beneficiary shall be entitled to apply all of any part of the secured indebtedness as a credit towards the purchase price.

(2)       Subject to applicable law, including, without limitation, California Civil Code Section 2924g, Trustee may postpone the sale of all or any portion of the Trust Estate from time to time in accordance with the laws of the State in which the Land is located.

(3)       To the fullest extent allowed by law, Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Estate shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

(4)       Beneficiary and any Lender shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor Trustee, or by any receiver or public officer.  Beneficiary or any Lender purchasing at any such sale shall have the right to credit the secured indebtedness owing to such Beneficiary of Lender upon the amount of its bid entered at such sale to the extent necessary to satisfy such bid.  Said Trustee may appoint an attorney-in-fact to act in its stead as Trustee to conduct sale as hereinbefore provided.  Beneficiary authorizes and empowers the Trustee to sell the Trust Estate, in lots or parcels or as a whole, and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto of the estate of title then existing on the Trust Estate and bills of sale with covenants of general warranty.  Grantor agrees to accept proceeds of said sale, if any, which are payable to Grantor as provided herein.

Upon the occurrence and during the continuance of an Event of Default, Beneficiary, pursuant to the appropriate provisions of the UCC, shall have an option to proceed with respect to both the real property portion of the Trust Estate and the portion of the Trust Estate consisting of personal property in accordance with its rights, powers and remedies with respect to such real property, in which event the default provisions of the UCC shall not apply.  Such option shall be revocable by Beneficiary as to all or any portion of the Trust Estate consisting of personal property at any time prior to the sale of the remainder of the Trust Estate.  In such event Beneficiary shall designate Trustee to conduct the sale of the personal property in combination with the sale of the remainder of the Trust Estate.  Should Beneficiary elect to sell any Trust Estate consisting of personal property or any part thereof which is real property or which Beneficiary has elected to treat as real property or which may be sold together with the real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.  The parties agree that if Beneficiary shall elect to proceed with respect to any portion of Trust Estate consisting of personal property separately from such real property, five (5) days’ notice of the sale of such personal property shall be reasonable notice.  The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys’ fees, costs and expenses, and other expenses incurred by Beneficiary.

Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee’s sale as provided above in accordance with the laws of the State in which the Land is located.  The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust, or otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

Trustee and Beneficiary shall have all powers, rights and, upon the occurrence and during the continuance of an Event of Default, remedies under applicable law whether or not specifically or generally granted or described in this Deed of Trust.  Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to trustees or beneficiaries under deeds of trust in the State in which the Land is located.  Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of the Secured Obligations and to exercise all rights and powers under this Deed of Trust or under any other Loan Document or other agreement of any laws now or hereafter in force, notwithstanding the fact that some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary.  Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other rights or security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy contained herein or by law provided or permitted, but each shall to the extent permitted by law be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.  Every power or remedy given by any of the Loan Documents to Trustee or Beneficiary, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies.  By exercising or by failing to exercise any right, option or election hereunder, Beneficiary shall not be deemed to have waived any provision hereof or to have released Grantor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Beneficiary.  The waiver by Beneficiary of Grantor’s failure to perform or observe any term, covenant or condition referred to or contained herein to be performed or observed by Grantor shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of Grantor to perform or observe the same or any other such term, covenant or condition referred to or contained herein, and no custom or practice which may develop between Grantor and Beneficiary during the term hereof shall be deemed a waiver of or in any way affect the right of Beneficiary to insist upon the performance by Grantor of the obligations secured hereby in strict accordance with the terms hereof or of any other Loan Document.

In addition, upon the occurrence and during the continuation of an Event of Default, Beneficiary shall have the right to appoint a receiver when permitted under Section 564 of the CCCP, including, without limitation, in order to enforce Beneficiary’s rights under Section 2929.5 of the California Civil Code.  The receiver shall have all of the rights and powers to the fullest extent permitted by law.  The receiver shall have the right to apply Rents to cleanup, remediation or other response actions concerning the release or threatened release of Hazardous Substances, whether or not such actions are pursuant to an order of any federal, state or local governmental agency.

(c)       Notice of Default.  In accordance with California Civil Code Section 2924b, Grantor hereby requests that any notice of default and any notice of sale hereunder be mailed to them at their respective addresses set forth in the preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed).

(d)       Delivery of Recorded Deed of Trust.  If California Civil Code Section 8710(b) is applicable to Grantor in connection with the Loan, as soon as practicable following recordation of this Deed of Trust,  Grantor shall deliver to any general contractor a copy of the recorded Deed of Trust, certified by the county recorder and shall otherwise fully comply with said Section 8710(b).

(e)       California Deed of Trust Provisions.

(1)       Concerning the Trustee.  Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction.  Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.  Trustee may resign at any time upon giving thirty (30) days’ notice to Grantor and to Beneficiary.

Beneficiary may remove Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary.  The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

(2)       Trustee’s Fees.  Grantor shall pay all reasonable out-of-pocket costs, fees and expenses actually incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

(3)       Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions:  (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Notes, this Deed of Trust or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (c) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith and (d) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder.  Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Trust Estate for debts contracted for or liability or damages incurred in the management or operation of the Trust Estate.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

(4)       Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

(5)       Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

(6)       Succession Instruments.  Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee’s place.

(f)       Action for Environmental Claims.  In accordance with, and subject to limitations of, CCCP Section 736, Beneficiary may seek a judgment that Grantor has breached its covenants, representations and/or warranties with respect to the environmental matters contained in the Loan Documents (the “Environmental Provisions”), and may commence and maintain an action or actions in any court of competent jurisdiction for enforcement of the Environmental Provisions and/or recovery of any all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses (including, without limitation, court costs, consultants’ fees and attorneys’ fees, whether incurred in litigation or not and whether before or after judgment), incurred or advanced by Beneficiary pursuant to the Environmental Provisions (collectively, the “Environmental Costs”), excluding, however, any Environmental Costs not permitted to be recovered pursuant to Section 736 of the CCCP.  Environmental Costs that are not permitted to be recovered pursuant to Section 736 may be referred to hereinafter as the “Unsecured Environmental Costs,” and Environmental Costs other than the Unsecured Environmental Costs may be referred to hereinafter as the “Secured Environmental Costs.”  Any Unsecured Environmental Costs shall not be secured by this Deed of Trust.  All Secured Environmental Costs together with interest thereon at the rate then in effect under the Loans shall be secured by this Deed of Trust and shall enjoy the same priority as the original principal amount of the Loans.  Grantor’s obligations hereunder shall survive foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Trust Estate or this Deed of Trust.  For the purposes of any action brought under this subparagraph, Grantor hereby waives the defense of laches and any applicable statute of limitations.

(g)       Foreclosure Laws.  In the event that any provision in this Deed of Trust shall be inconsistent with any applicable provision of the law of the state in which the Land is located governing foreclosure, (herein collectively called the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with the Foreclosure Laws.  If any provision of this Deed of Trust shall grant to Trustee and/or Beneficiary any rights or remedies upon default of Grantor which are more limited than the rights that would otherwise be vested in Trustee and/or Beneficiary under the Foreclosure Laws in the absence of said provision, Trustee and/or Beneficiary shall be vested with the rights granted in the Foreclosure Laws to the full extent permitted by law.  Without limiting the generality of the foregoing, all expenses incurred by Beneficiary to the extent reimbursable under the Foreclosure Laws, whether incurred before or after any decree or judgment of foreclosure, and whether or not provided for elsewhere in this Deed of Trust, shall be added to the indebtedness secured by this Deed of Trust or by the judgment of foreclosure.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first above written.

Grantor:	FLEISCHMANN’S VINEGAR COMPANY,
INC., a Delaware corporation

	By:	/s/ Jerry Peters
		Name:	Jerry Peters
		Title:	Executive Vice President &
Assistant Secretary

ACKNOWLEDGEMENT

STATE OF	Nebraska	)
)
COUNTY OF	Douglas	)

On   December 19th  , 2016 before me,   Sara Beller, General Notary   (here insert name and title of the officer), personally appeared Jerry Peters who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature        /s/ Sara Beller                                      (Seal)

EXHIBIT A

Legal Description of the Land

Real property in the City of Montebello, County of Los Angeles, State of California, described as follows:

THAT PORTION OF LOT 8 IN THE RE-SUBDIVISION OF PORTION OF MONTEBELLO, IN THE CITY OF MONTEBELLO, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3, PAGE 27 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

BEGINNING AT A POINT IN THE SOUTHWESTERLY LINE OF SAID LOT 8, DISTANT THEREON NORTH 54° 00' 00" WEST 125.00 FEET FROM THE MOST SOUTHERLY CORNER OF SAID LOT 8; THENCE ALONG SAID SOUTHWESTERLY LINE, NORTH 54° 00' 00" WEST 270.00 FEET; THENCE AT RIGHT ANGLES TO SAID SOUTHWESTERLY LINE OF SAID LOT 8, NORTH 36° 00' 00" EAST, 264.12 FEET TO THE SOUTHERLY LINE OF THE UNION PACIFIC RAILROAD RIGHT OF WAY (100.00 FEET WIDE); THENCE ALONG SAID SOUTHERLY RIGHT OF WAY LINE, SOUTH 83° 48' 50" EAST 311.19 FEET, MORE OR LESS, TO ITS POINT OF INTERSECTION WITH THE WESTERLY LINE OF THE EASTERLY 125.00 FEET OF SAID LOT 8; THENCE SOUTHERLY ALONG SAID WESTERLY LINE 418.84 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL RIGHT, TITLE AND INTEREST OF THE EMPIRE CHAIR COMPANY, PARTNERSHIP, OR THEIR SUCCESSORS IN INTEREST, AS EXCEPTED IN THE DEED FROM THE EMPIRE CHAIR COMPANY, A PARTNERSHIP TO SPEAS COMPANY, A CORPORATION, RECORDED SEPTEMBER 18, 1951 IN BOOK 37221 PAGE 415, OFFICIAL RECORDS, WHICH EXCEPTION RECITES IN PART AS FOLLOWS:

EXCEPT HOWEVER THE LAND IN PARCEL 1 HEREINABOVE FOR THE CONSTRUCTION, OPERATION AND USE OF RAILROAD SPUR TRACK AND A SWITCH SOLELY AND EXCLUSIVE BY AND FOR THE UNION PACIFIC RAILROAD COMPANY AND THE GRANTEE, PROVIDED HOWEVER, THAT NOTHING HEREIN CONTAINED SHALL BE DEEMED TO REQUIRE THE GRANTOR TO MAKE ANY CHANGE OR ALTERNATION ON ANY EXISTING BUILDING OR STRUCTURE, AND PROVIDED HOWEVER THAT THE GRANTOR AND ITS GRANTEE RESERVE THE RIGHT TO USE SUCH SPUR TRACK AND SWITCH THEREIN UPON AND AFTER THE PAYMENT TO SPEAS COMPANY OR A SUM EQUAL TO ONE-HALF OF THE PER FOOT COST OF THE SPUR TRACKAGE IN THIS PARCEL 2, PLUS ONE-HALF OF THE ENTIRE COST OF THE SWITCH 1 CONNECTION WITH THE SPUR TRACKAGE ON PARCELS 1 AND 2.

APN: 6349-016-002

Common Address:     444 West Roosevelt Avenue, Montebello, CA 90640